N-CSR Item 11(b) - Exhibits: Certifications

                            SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.ss. 1350, the undersigned officers of Regions Morgan Keegan Select Funds on behalf of: RMK Select Balanced Fund, RMK Select Fixed Income Fund, RMK Select Government Money Market Fund, RMK Select Growth Fund, RMK Select Intermediate Tax Exempt Bond Fund, RMK Select Limited Maturity Government Fund, RMK Select Mid Cap Growth Fund, RMK Select Mid Cap Value Fund, RMK Select Treasury Money Market Fund, RMK Select Value Fund (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended May 31, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated:  July 19, 2004
/s/ Carter E. Anthony
Title: President, Principal Executive Officer



Dated:  July 19, 2004
/s/ Joseph C. Weller
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.ss. 1350 and is not being filed as part of the Report or as a separate disclosure document.